Exhibit 1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of this 16th day of February, 2021, by and among Trasimene Trebia, LP and Trasimene Trebia, LLC and William P. Foley, II.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the shares of Class A Common Stock, $0.0001 par value per share, of Trebia Acquisition Corp. (to which this Agreement is an exhibit) is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of the Schedule 13G and any such amendments thereto, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making the filing, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Dated:  February 16, 2021

TRASIMENE TREBIA, LP
By:	/s/ Michael L. Gravelle
Michael L. Gravelle, Attorney-in-Fact (1)

TRASIMENE TREBIA, LLC
By:	/s/ Michael L. Gravelle
Michael L. Gravelle, Attorney-in-Fact (2)

WILLIAM P. FOLEY, II
By:	/s/ Michael L. Gravelle
Michael L. Gravelle, Attorney-in-Fact (3)

(1) Michael L. Gravelle is signing on behalf of Trasimene Trebia, LP pursuant to power of attorney letter dated June 16, 2020 which was previously filed with the Commission as Exhibit 24.1 to a Form 3 filed by Trasimene Trebia, LP, Trasimene Trebia, LLC II and William P. Foley, II on June 16, 2020 (SEC File No. 001-39331).

(2) Michael L. Gravelle is signing on behalf of Trasimene Trebia, LLC pursuant to power of attorney letter dated June 16, 2020 which was previously filed with the Commission as Exhibit 24.1 to a Form 3 filed by Trasimene Trebia, LP, Trasimene Trebia, LLC II and William P. Foley, II on June 16, 2020 (SEC File No. 001-39331).

(3) Michael L. Gravelle is signing on behalf of William P. Foley, II pursuant to power of attorney letter dated June 16, 2020 which was previously filed with the Commission as Exhibit 24.1 to a Form 3 filed by Trasimene Trebia, LP, Trasimene Trebia, LLC II and William P. Foley, II on June 16, 2020 (SEC File No. 001-39331).